UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 28, 2016

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250
Irvine, CA 92618

Registrant's Telephone Number, Including
Area Code:	(949) 600-5600

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information set forth in Exhibit 99.1 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in Exhibit 99.1 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On June 28, 2016, CalAmp Corp. issued a press release announcing its financial results for the first quarter ended May 31, 2016. A copy of the press release is attached as Exhibit 99.1.

A conference call with simultaneous webcast to discuss the financial results for the first quarter ended May 31, 2016 will be held today, June 28, 2016 at 4:30 p.m. Eastern Time. After the live webcast of the conference call, an audio replay will remain available until the next quarterly conference call in the Investor Relations section of CalAmp's website at www.calamp.com.

Item 8.01. Other Events

On June 28, 2016, CalAmp Corp. issued a press release announcing that the Company’s Board of Directors has authorized a share repurchase program to purchase up to $25 million of the Company’s common stock. A copy of the press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press release of the Registrant dated June 28, 2016 announcing results of operations for the first quarter ended May 31, 2016.

99.2	Press release of the Registrant dated June 28, 2016 announcing share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

June 28, 2016	By: /s/ Richard Vitelle
Date	Richard Vitelle
Executive Vice President and CFO
(Principal Financial Officer)